EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-29659) of Pan Am Corporation of our report dated August 15, 1997 relating to the financial statements of Carnival Air Lines, Inc., which are incorporated by reference in the Current Report on Form 8-K of Pan Am Corporation dated October 6, 1997.



PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
September 26, 1997